 Exhibit 10.3

AGREEMENT OF EXCHANGE

OF

EARTHBLOCK TECHNOLOGIES INC.

AND

EARTH GEN-BIOFUEL INC.

AGREEMENT OF EXCHANGE made as of the 25th day of September 2012, by and between EARTHBLOCK TECHNOLOGIES INC., a Nevada corporation (herein "EBLC"), and EARTH GEN-BIOFUEL INC., a Nevada corporation (herein "GEN-BIOFUEL"). EBLC and GEN-BIOFUEL are sometimes hereinafter collectively referred to as the "Constituent Corporations".

RECITALS:

EBLC is a Nevada corporation with authorized capital stock consists of 2,000,000,000 shares of common stock, $.001 par value (the "EBLC Common Stock"), of which 101,965,018 shares of EBLC Common Stock were issued and outstanding as of September 25, 2012 and 20,000,000 shares of EBLC Common Stock were reserved for issuance upon exercise of any outstanding common stock purchase warrants or options. There are 65,000,000 shares of Common stock reserved for issue upon the conversion of certain Convertible Notes. There are 10,000,000 shares of preferred stock, $.001 par value the "EBLC Preferred Stock"), of which 2 shares of EBLC Series “A” Preferred Stock were issued and outstanding as of September 25, 2012 and no shares of EBLC Preferred Stock were reserved for issuance upon exercise of any outstanding preferred stock purchase warrants or options.

GEN-BIOFUEL is a Nevada corporation with authorized capital stock consists of 399,000,000 shares of common stock, $.0001 par value (the "GEN-BIOFUEL Common Stock") of which 376,900,000 shares of GEN-BIOFUEL Common Stock were issued and outstanding as of September 25, 2012 and no shares of GEN-BIOFUEL Common Stock were reserved for issuance upon exercise of any outstanding common stock purchase warrants, options or convertible securities. There are 1,000,000 Shares of Preferred stock $0.0001 par value authorized with no shares issued or outstanding.

EBLC and GEN-BIOFUEL have entered into an Agreement of Share Exchange and Plan of Reorganization dated September 25, 2012 (the "Reorganization Agreement") setting forth certain representations, warranties, agreements and conditions in connection with the exchange provided for herein.

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Exhibit 10.3

The respective Board of Directors of EBLC and GEN-BIOFUEL have, by resolution, duly approved the execution of and the transaction contemplated by the Reorganization Agreement and this Agreement of Exchange and directed that they be submitted to the shareholders of GEN-BIOFUEL for adoption and approval.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I

EXCHANGE

1.1 In accordance with the provisions of this Agreement and Section 1(a) of Reorganization Agreement 376,900,000 shares of GEN-BIOFUEL Common Stock outstanding as the Effective Date of the Exchange. One (1) share GEN-BIOFUEL shall be exchanged for four (4) shares of EBLC Common Stock to be issued upon the Effective Date of the Exchange. EBLC shall be and is herein sometimes referred to as the "Acquiring Corporation".

1.2 Upon the Effective Date of the Exchange (as defined in Article III hereof) GEN-BIOFUEL: (i) shall become a wholly-owned subsidiary of EBLC, (ii) shall continue to possess all of its rights and property as constituted immediately prior to the Effective Date of the Exchange, and (iii) shall continue subject to all of its debts and liabilities as the same shall have existed immediately prior to the Effective Date of the Exchange. All rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired.

1.3 EBLC hereby agrees that at and after the time when the Exchange shall become effective and as and when required by the provisions of the Reorganization Agreement, EBLC will issue certificates representing that number of shares of common stock, $.001 par value, of EBLC (collectively, the "Exchange Shares") for which shares of GEN-BIOFUEL Common Stock issued and outstanding immediately prior to the Effective Date of the Exchange will, as of the Effective Date of the Exchange and by virtue of the Exchange, be exchanged as hereinafter provided.

1.4 The Exchange shall not become effective until the following actions shall have been completed: (i) this Agreement of Exchange shall have been adopted and approved by majority consent of the shareholders of GEN-BIOFUEL in accordance with the requirements of Nevada corporate law; and (ii) all of the other conditions precedent to the consummation of the Exchange specified in the Reorganization Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof.

II

EXCHANGE OF SHARES

The manner and basis of exchanging shares of GEN-BIOFUEL Common Stock for the Exchange Shares and the exchange of certificates therefore, shall be as follows:

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Exhibit 10.3

2.1 Each one (1) share of GEN-BIOFUEL Common Stock which shall be issued and outstanding immediately prior to the Effective Date of the Exchange shall, by virtue of the Exchange and without any action on the part of the holder thereof other than that set forth in the Reorganization Agreement, be exchanged at the Effective Date of the Exchange into Four (4) shares of the Exchange Shares, as described in Exhibit 1 to this Agreement where the individual shareholders of GEN-BIOFUEL are listed with their number of GEN-BIOFUEL Common Stock shares and the number of EBLC Common Stock shares they are to receive in the Exchange. If between the date hereof and the Effective Date of the Exchange, EBLC or GEN-BIOFUEL shall either effect any reclassification, recapitalization, subdivision, combination or exchange of shares, in respect of their respective outstanding common stock, or a stock dividend thereon shall be declared with a record date within said period, the per share amounts of the Exchange Shares to be issued and delivered as provided in this Agreement shall be appropriately adjusted.

2.2 After the Effective Date of the Exchange certificates evidencing outstanding shares of GEN-BIOFUEL Common Stock shall evidence the right of the holder thereof to receive certificates for shares of the Exchange Shares at the applicable rate as aforesaid. Each holder of GEN-BIOFUEL Common Stock, upon surrender of their certificates or by the instruction and confirmation by the CEO of GEN-BIOFUEL shall receive the Exchange Shares and upon the issue of the Exchange Shares the exchange shall be deemed complete. Certificate holders of GEN-BIOFUEL presenting certificates, which prior thereto represented shares of GEN-BIOFUEL Common Stock, to EBLC's stock transfer agent, which shall act as the exchange agent (the "Exchange Agent") for such shareholder to effect the exchange of certificates on their behalf, shall be entitled upon such surrender or upon the receipt of instruction of the CEO of EBLC shall receive a certificate or certificates representing the number of whole shares of the Exchange Shares into which the shares of GEN-BIOFUEL Common Stock theretofore represented by the certificate or certificates so surrendered or through instruction of the CEO shall have been exchanged as aforesaid. Until so surrendered or the issue of Exchange Shares, each such outstanding certificate for shares of GEN-BIOFUEL Common Stock shall be deemed for all corporate purposes, including voting rights, subject to the future provisions of this Article II, to evidence the ownership of the shares of the Exchange Shares into which such shares have been so exchanged. No dividends or distributions will be paid to persons entitled to receive certificates for shares of the Exchange Shares pursuant hereto until such persons shall have surrendered their certificates which prior to the Effective Date of the Exchange represented shares of GEN-BIOFUEL Common Stock; but there shall be paid to the record holder of each such certificate, with respect to the number of whole shares of the Exchange Shares issued in exchange therefore (i) upon such surrender, the amount of any dividends or distributions with a record date subsequent to the Effective Date of the Exchange and prior to surrender which shall have become payable thereon once the Effective Date of the Exchange, without interest, and (ii) after such surrender, the amount of any dividends thereon with a record date subsequent to the Effective Date of the Exchange and prior to surrender and the payment date of which shall be subsequent to surrender; such amount to be paid on such payment date.

2.3 No certificate representing a fraction of a share of the Exchange Shares will be issued and no right to vote or receive any distribution or any other right of a shareholder shall attach to any fractional interest in a share of the Exchange Shares to which any holder of shares of GEN-BIOFUEL Common Stock would otherwise be entitled hereunder. In lieu thereof, each holder of shares of GEN-BIOFUEL Common Stock entitled to a fraction of a share of the Exchange Shares shall receive one whole share of EBLC Common Stock if the fraction of a share is equal to or greater than one-half share (.50); otherwise, the holder of the fraction of a share shall receive no additional share.

3

 Exhibit 10.3

2.4 If any certificate for shares of the Exchange Shares is to be issued in a name other than that in which the certificate surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of the Exchange Shares in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

2.5 At the Effective Date of the Exchange, all shares of GEN-BIOFUEL Common Stock, which shall then be held in its treasury, if any, shall cease to exist, and all certificates representing such shares shall be canceled.

III

EFFECTIVE DATE OF EXCHANGE; ABANDONMENT OF EXCHANGE

3.1 Subject to the provisions of this Article III, this Agreement shall be submitted to the shareholders of GEN-BIOFUEL as provided in the Reorganization Agreement. If adopted and approved by the vote of the majority of shareholders of each of the Constituent Corporations, if required by statute, and if all of the conditions precedent to the consummation of the Exchange specified in the Reorganization Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof, then unless terminated as provided in this Article III, the Exchange Certificate shall be filed with Nevada. The Effective Date of the Exchange is the date upon which a duly executed copy of the Exchange Certificate is filed with the appropriate office in Nevada. The date when the Exchange shall become effective as aforesaid is herein called the "Effective Date of the Exchange".

3.2 This Agreement of Exchange may be terminated and the proposed Exchange abandoned at any time prior to the Effective Date of the Exchange, and whether before or after approval of this Agreement of Exchange by the Board of Directors or shareholders of either of the Constituent Corporations, in the manner provided in the Reorganization Agreement.

IV

MISCELLANEOUS

4.1 For the convenience of the parties hereto and to facilitate the filing of this Agreement of Exchange, any number of counterparts hereof may be executed; and each such counterpart shall be deemed to be an original instrument.

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Exhibit 10.3

4.2 At any time prior to the Effective Date of the Exchange the parties hereto may, by written agreement, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive (in the manner specified in Paragraph 16 of the Reorganization Agreement) any breach or inaccuracy in the representations and warranties contained in this Agreement of Exchange or in the Reorganization Agreement or in any document delivered pursuant thereto, or (c) waive (in the manner specified in Paragraph 15 of the Reorganization Agreement) compliance with any of the covenants, conditions or agreements contained in this Agreement of Exchange or in the Reorganization Agreement.

4.3 The corporation parties to this Agreement are also parties to the Reorganization Agreement. The two agreements are intended to be construed together in order to effectuate their purposes, and said agreements are intended as a plan or reorganization within the meaning of Section 368 of the Internal Revenue Code of 1954, as amended.

IN WITNESS WHEREOF, each of the undersigned corporations has caused this Agreement of Exchange to be signed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto, all as of the date first above written.

EARTHBLOCK TECHNOLOGIES INC.

By:	//Gregory Pitner//
Gregory Pitner, President

EARTH GEN-BIOFUEL INC.

By:	//George Shen//
George Shen, President

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Exhibit 10.3

EXHIBIT 1

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